Exhibit 4.52
                                                                    ------------







                                 AMENDMENT NO. 2

                                       TO

                            SERIES 1999-1 SUPPLEMENT

                          dated as of December 21, 2001

                                     between

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                                       and

                             BANKERS TRUST COMPANY,
                         a New York banking corporation,
                                   as Trustee

                                 AMENDMENT NO. 2
                           TO SERIES 1999-1 SUPPLEMENT

     This Amendment No. 2 to Series 1999-1 Supplement dated as of December 21, 2001 ("Amendment"), between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee") (RCFC and the Trustee are collectively referred to herein as the "Parties").

                                    RECITALS:

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 1999-1 Supplement dated as of April 29, 1999, as subsequently amended by Amendment No. 1 to Series 1999-1 Supplement dated as of March 31, 2000 (as amended to the date hereof, the "Series 1999-1 Supplement"); and

     C. The Parties wish to further amend the Series 1999-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 1999-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendment.  The Series 1999-1 Supplement is hereby amended by amending
Schedule 1 referenced in the definition of "Maximum Manufacturer  Percentage" in
Section 2.1(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1999-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1999-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 1999-1 Supplement specifically referred to herein and any references in the Series 1999-1 Supplement to the provisions of the Series 1999-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

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

     4. Applicable Provision. Pursuant to Section 8.7 of the Series 1999-1 Supplement, the Series 1999-1 Supplement may be amended or modified without the consent of any Noteholder but with the consent of RCFC, DTAG and the Trustee and written confirmation of the then current ratings of the Series 1999-1 Notes from the Rating Agencies to amend the definition of "Maximum Manufacturer Percentage" and to make changes related thereto.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGE]



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


     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                 RCFC:

                                 RENTAL CAR FINANCE CORP.,
                                 an Oklahoma corporation

                                 By: ___________________________________________
                                     Pamela S. Peck
                                     Vice President and Treasurer


                                 TRUSTEE:

                                 BANKERS TRUST COMPANY, a New York banking corporation

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________



     Pursuant to Section 8.7 of the Series 1999-1 Supplement, Dollar Thrifty Automotive Group, Inc. hereby consents to the foregoing Amendment as of the day and year first above written.

                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                 a Delaware corporation

                                 By: ___________________________________________
                                     Pamela S. Peck
                                     Treasurer



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



                                    EXHIBIT A
                                    ---------
                                                                      SCHEDULE 1


        Schedule of Maximum Manufacturer Percentages of Group I Vehicles
        ----------------------------------------------------------------


                                Maximum                   Maximum
Eligible Manufacturer     Program Percentage*     Non-Program Percentage*
---------------------     -------------------     -----------------------

DaimlerChrysler                  100%                     100%
Ford                             100%                     100%
Toyota                           100%                     100%
General Motors                   0%                       100%
Honda                            0%                       100%
Nissan                           0%                       100%
Volkswagen                       0%                       100%
Mazda                            0%                       Up to 25% (4)
Subaru                           0%                       Up to 15% (1) (3) (4)
Suzuki                           0%                       Up to 15% (1) (3) (4)
Mitsubishi                       0%                       Up to 15% (1) (3) (4)
Isuzu                            0%                       Up to 15% (1) (3) (4)
Kia                              0%                       Up to 5% (2) (3) (4)
Hyundai                          0%                       Up to 3% (2) (3) (4)
Daewoo                           0%                       Up to 3% (2) (3) (4)

-------------------

(1) The combined percentage of Group I Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group I Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 7% in the aggregate.

(3) The combined percentage of Group I Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 20% in the aggregate.

(4) The combined percentage of Group I Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

*    As a percentage of Group I Collateral.